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                                                                    EXHIBIT 8.1

            [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]



   DIRECT DIAL
(212) 735-3000
   DIRECT FAX
(212) 735-2000


                                  March 7,1997


MCN Corporation
MCN Financing II
MCN Financing III
MCN Financing IV
c/o MCN Energy Group Inc.
500 Griswold Street
Detroit, Michigan 48226

                 Re:      MCN Corporation;
                          MCN Financing II;
                          MCN Financing III;
                          MCN Financing IV;
                          Registration Statement on Form S-3
                          ----------------------------------

Ladies and Gentlemen:

                 We have acted as special United States tax counsel to (1) MCN Corporation, a corporation organized under the laws of the State of Michigan, doing business as MCN Energy Group Inc. (the "Company"), and (2) MCN Financing II , MCN Financing III and MCN Financing IV (each an "MCN Trust" and, together, the "MCN Trusts"), statutory business trusts formed under the laws of the State of Delaware, in connection with the preparation of a Registration Statement (No. 333-21175) on Form S-3, which was filed by the Company and the MCN Trusts with the Securities and Exchange Commission (the "Commission") on February 5, 1997, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement") relating to the registration under the Act of the Stock Purchase Units, consisting of Income PRIDES and Growth PRIDES (together, the "FELINE PRIDES") and the preferred securities to be issued by MCN Financing II, MCN Financing III (as a component of the Income PRIDES), and MCN Financing IV (in the form of "Capital Securities") (collectively, the "Preferred Securities"), and certain other securities of the Company.
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MCN Corporation
MCN Financing II
MCN Financing III
MCN Financing IV
March 7, 1997
Page 2


                In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                 Based upon the foregoing, we are of the opinion that the descriptions set forth under the captions "Certain Federal Income Tax Consequences" and "United States Federal Income Taxation" in the prospectus supplements included as part of the Registration Statement correctly describe the material aspects of the United States federal income tax treatment, as of the date hereof, of an investment in the FELINE PRIDES and the Preferred Securities.

                 We hereby consent to the filing of this opinion with the Commission as part of Exhibit 8-1 to the Registration Statement. We also consent to the use of our name under the headings "Validity of Securities" in the base prospectus and "Legal Matters" in the prospectus supplements for the FELINE PRIDES and the Preferred Securities included within the Registration
Statement.   In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate, Meagher
                                              & Flom LLP